UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)

July 26, 2005
General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)
110 N. Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)
(312) 960-5000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On July 26, 2005, the Compensation Committee of General Growth Properties, Inc. (the “Company”) adopted a revised program for the compensation of its non-employee directors. Directors who are employees of the Company receive no fees for their services as directors. The components of the revised program are described below.
1.	An annual retainer in the amount of $40,000 for each non-employee director.

2.	A meeting fee of $1,000 for each Board or Committee meeting attended in person or telephonically, except that each member of the Audit Committee shall receive $1,500 rather than $1,000 for each Audit Committee meeting attended in person or telephonically.

3.	An annual fee of $2,500 for each member of the Audit Committee, provided that the chair of the Audit Committee shall receive $15,000 rather than $2,500 for such Committee service.

4.	An annual fee of $2,500 for the chair of each Committee (other than the Audit Committee).

5.	An annual restricted stock award of 1,500 shares to be made following the certification of the director election results from each annual meeting of the Company’s stockholders to each non-employee director who then holds office, subject to stockholder approval of an amendment to the Company’s 2003 Incentive Stock Plan (the “2003 Plan”) to provide for restricted stock awards for directors. Each restricted stock award will be made pursuant to a restricted stock agreement adopted pursuant to the 2003 Plan (or an alternative plan upon the expiration of the 2003 Plan) providing that each award will vest one-third on the date of grant and one-third on each of the first and second anniversaries of the date of the grant. Vesting will be accelerated upon the director’s retirement or the failure of the director to be re-nominated for election to the Board upon expiration of the director’s current term in office. Each director will be entitled to receive any cash dividends paid with respect to shares subject to a restricted stock award, regardless of whether the award is fully vested.

6.	A restricted stock award of 1,500 shares for each new non-employee director when the director joins the Board, subject to stockholder approval of an amendment to the 2003 Plan to provide for restricted stock awards for directors. The terms of this restricted stock award will match those of the annual restricted stock award described above.

7.	Reimbursement of expenses incurred by each director in attending meetings.
The components of the revised program will be applied prospectively on a calendar year basis, commencing August 1, 2005. As a result, for 2005 non-employee directors receive compensation under the existing program on a pro rata basis through July 31, 2005. Beginning on August 1, 2005, the Board and Committee meeting fees described above will apply, and the annual retainer component and the annual fee component for Committee chairs and Audit Committee members will be applied on a pro rata basis for the remainder of the year. Subject to stockholder approval of an amendment to the 2003 Plan to provide for restricted stock awards for directors, the first restricted stock award pursuant to this director compensation program will be made following the certification of the director election results from the 2006 annual meeting of the Company’s stockholders. The January 2006 option grant made to non-employee directors pursuant to the 2003 Plan will provide that the option will expire with respect to 5,000 of the 7,500 shares subject to the option grant upon the issuance to the director of the 2006 restricted stock award. If the director has previously exercised the option with respect to any of the 5,000 shares, the director will not be entitled to receive the 2006 restricted stock award. If the stockholders approve an amendment to the 2003 Plan to provide for restricted stock awards for directors, there will be no further automatic option grants to non-employee directors pursuant to the 2003 Plan in January of each year or when a new director joins the Board.
In connection with its review of director compensation and its deliberations regarding the appropriate components of this director compensation program, the Compensation Committee determined that share ownership guidelines should be adopted requiring each non-employee director to own at least $250,000 of the Company’s common stock (or a number of units of the Company’s operating partnership corresponding to such amount of the Company’s common stock) by the later of (i) May 31, 2011 or (ii) the fifth anniversary of the director’s election to the Board. At a future date, the Company intends to post its share ownership guidelines on the corporate governance portion of its website.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits

Exhibit No.	Description
10.1	Summary of Non-Employee Director Compensation Program

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.
By:	/s/ Bernard Freibaum
Bernard Freibaum
Executive Vice President and Chief Financial Officer

Date: July 28, 2005

EXHIBIT INDEX

Exhibit
Number	Name

10.1	Summary of Non-Employee Director Compensation Program